Exhibit 99.1
Media Contact: Roy L. Morrow (216) 383-4893
Roy_Morrow@lincolnelectric.com
Investors Contact: Joseph P. Kelley (216) 383-8346
Joe_Kelley@lincolnelectric.com
LINCOLN ELECTRIC REPORTS
2008 THIRD QUARTER FINANCIAL RESULTS
Three Months Ended September 30, 2008
•	Sales increased 12.1% to $632.9 million

•	Operating income increased 32.8% to $89.8 million

•	Net income increased 38.5% to $69.2 million

•	Diluted earnings per share increased 39.1% to $1.60

•	Net cash provided by operating activities was $96.1 million
Nine Months Ended September 30, 2008
•	Sales increased 14.8% to $1.95 billion

•	Operating income increased 23.0% to $259.9 million

•	Net income increased 25.8% to $192.8 million

•	Diluted earnings per share increased 26.6% to $4.47

•	Net cash provided by operating activities was $216.7 million
          CLEVELAND, Ohio, U.S.A., October 22, 2008 — Lincoln Electric Holdings, Inc. (the “Company”) (NASDAQ: LECO) today reported a 39.1% increase in third quarter 2008 diluted earnings per share to $1.60 from $1.15 per diluted share in 2007. Operating income increased 32.8% to $89.8 million from $67.6 million in 2007 on a sales increase of 12.1%. Net income for the third quarter increased 38.5% to $69.2 million from $50.0 million in 2007. The 2008 third quarter effective tax rate was 25.5% compared with 28.7% in 2007.
          Sales for the third quarter increased 12.1% to $632.9 million from $564.8 million in the comparable period of 2007. Sales for the Company’s North American operations were $370.5 million in the quarter versus $346.7 million in the comparable quarter last year, an increase of 6.9%. U.S. export sales in the quarter increased 23.5% to $62.5 million from $50.6 million in 2007.
          Sales at Lincoln subsidiaries outside North America increased to $262.4 million in the third quarter, compared with $218.1 million in the year ago quarter, an increase of 20.3%. Excluding acquisitions and the effect of changes in foreign currency exchange rates, sales outside North America increased 6.9% in the quarter.
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Lincoln Electric Reports 2008 Third Quarter Financial Results
          “I am pleased to report excellent results in the third quarter,” said John M. Stropki, Chairman and Chief Executive Officer. “We continued to realize strong sales increases, good improvements in profitability and strong cash flow despite the ongoing negative impact of the global financial crisis on several key geographic and market segments. Given that economic growth is slowing worldwide, we enter the fourth quarter with uncertainty regarding the full implications of the global crisis on commodity prices, customer purchasing patterns, and specific geographic and market segment ramifications. We expect declining sales volumes and the impact of lower commodity costs to pressure margins in the fourth quarter and into 2009. However, against this backdrop we will continue to execute our long-term strategy of global expansion and capitalize on key infrastructure and energy projects. We plan to utilize our strong balance sheet to gain market share through continued R&D investments and acquisition opportunities which leverage our value driven welding product and service offerings.”
          Operating income for the first nine months of 2008 increased 23.0% to $259.9 million from $211.3 million in 2007, on a sales increase of 14.8%. Net income for the first nine months increased 25.8% to $192.8 million, or $4.47 per diluted share from $153.2 million, or $3.53 per diluted share in 2007.
          Sales for the first nine months increased 14.8% to $1.95 billion from $1.70 billion in the comparable period of 2007. Sales for the Company’s North American operations were $1.14 billion in the first nine months versus $1.06 billion in the comparable period last year, an increase of 8.1%. U.S. export sales in the first nine months increased 27.2% to $188.5 million from $148.2 million in 2007.
          Sales at Lincoln subsidiaries outside North America increased to $810.6 million in the first nine months, compared with $644.2 million for the comparable period in 2007, an increase of 25.8%. Excluding acquisitions and the effect of changes in foreign currency exchange rates, sales outside North America increased 8.7% in the first nine months.
          Net cash provided by operating activities was $96.1 million in the third quarter compared with $96.7 million for the comparable period in 2007. For the first nine months, net cash provided by operating activities was $216.7 million compared with $204.1 million for the comparable period in 2007. During the first nine months of 2008, the Company paid $32.1 million in dividends. The Company’s Board of Directors declared a quarterly cash dividend of $0.25, which was paid on October 15, 2008 to holders of record as of September 30, 2008.
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Lincoln Electric Reports 2008 Third Quarter Financial Results
          Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 38 manufacturing locations, including operations and joint ventures in 20 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company’s website at http://www.lincolnelectric.com.
          The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.
          A conference call to discuss third quarter 2008 results is scheduled for today, Wednesday, October 22, 2008 at 10:00 a.m. Eastern Time. An audio webcast of the call is accessible through the investor tab on the Company’s website at http://www.lincolnelectric.com.
#2008-1022#

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2008	% of Sales	2007	% of Sales	$	%

Net sales	$632,892	100.0%	$564,824	100.0%	$68,068	12.1%
Cost of goods sold	436,014	68.9%	405,083	71.7%	(30,931)	(7.6%)

Gross profit	196,878	31.1%	159,741	28.3%	37,137	23.2%
Selling, general & administrative expenses	107,097	16.9%	92,140	16.3%	(14,957)	(16.2%)

Operating income	89,781	14.2%	67,601	12.0%	22,180	32.8%
Interest income	2,317	0.4%	2,290	0.4%	27	1.2%
Equity earnings in affiliates	3,739	0.6%	2,263	0.4%	1,476	65.2%
Other income	201	0.0%	819	0.1%	(618)	(75.5%)
Interest expense	(3,156)	(0.5%)	(2,866)	(0.5%)	(290)	(10.1%)

Income before income taxes	92,882	14.7%	70,107	12.4%	22,775	32.5%
Income taxes	23,671	3.7%	20,129	3.6%	(3,542)	(17.6%)

Effective tax rate	25.5%		28.7%		3.2%

Net income	$69,211	10.9%	$49,978	8.8%	$19,233	38.5%

Basic earnings per share	$1.62		$1.16		$0.46	39.7%
Diluted earnings per share	$1.60		$1.15		$0.45	39.1%

Weighted average shares (basic)	42,779		42,969
Weighted average shares (diluted)	43,209		43,467

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
Consolidated Statements of Income

	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2008	% of Sales	2007	% of Sales	$	%

Net sales	$1,952,945	100.0%	$1,700,505	100.0%	$252,440	14.8%
Cost of goods sold	1,373,902	70.4%	1,213,880	71.4%	(160,022)	(13.2%)

Gross profit	579,043	29.6%	486,625	28.6%	92,418	19.0%
Selling, general & administrative expenses	319,176	16.3%	274,977	16.2%	(44,199)	(16.1%)
Rationalization charges	0	0.0%	396	0.0%	396	100.0%

Operating income	259,867	13.3%	211,252	12.4%	48,615	23.0%
Interest income	6,616	0.3%	5,439	0.3%	1,177	21.6%
Equity earnings in affiliates	8,102	0.4%	7,418	0.4%	684	9.2%
Other income	1,327	0.1%	1,863	0.1%	(536)	(28.8%)
Interest expense	(8,939)	(0.5%)	(8,379)	(0.5%)	(560)	(6.7%)

Income before income taxes	266,973	13.7%	217,593	12.8%	49,380	22.7%
Income taxes	74,157	3.8%	64,366	3.8%	(9,791)	(15.2%)

Effective tax rate	27.8%		29.6%		1.8%

Net income (1)	$192,816	9.9%	$153,227	9.0%	$39,589	25.8%

Reconciliation of Net Income as Reported to Adjusted Net Income Excluding Non-Recurring Item:

	Nine Months Ended September 30,		Change
	2008	2007	$	%
Net income as reported (1)	$192,816	$153,227	$39,589	25.8%
Non-recurring item:
European rationalization charges (after-tax)	0	396	(396)	(100.0%)

Adjusted net income excluding non-recurring item (2)	$192,816	$153,623	$39,193	25.5%

Basic earnings per share	$4.51	$3.57	$0.94	26.3%
Non-recurring item (1)	—	0.01	(0.01)	(100.0%)

Basic earnings per share excluding non-recurring item (2)	$4.51	$3.58	$0.93	26.0%

Diluted earnings per share	$4.47	$3.53	$0.94	26.6%
Non-recurring item (1)	—	0.01	(0.01)	(100.0%)

Diluted earnings per share excluding non-recurring item (2)	$4.47	$3.54	$0.93	26.3%

Weighted average shares (basic)	42,721	42,875
Weighted average shares (diluted)	43,170	43,373

(1)	Net income includes a charge of $396 ($396 after-tax) in 2007 related to European rationalization actions.

(2)	Adjusted net income excluding the non-recurring item and basic and diluted earnings per share excluding the non-recurring item are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)
Balance Sheet Highlights
Selected Consolidated Balance Sheet Data

	September 30,	December 31,
	2008	2007
Cash and cash equivalents	$312,590	$217,382
Total current assets	1,201,684	969,648
Property, plant and equipment, net	446,390	429,944
Total assets	1,927,127	1,645,296

Total current liabilities	480,604	311,921
Short-term debt	52,931	12,486
Long-term debt	87,525	117,329
Total shareholders’ equity	1,215,669	1,087,220
Net Operating Working Capital

	September 30,	December 31,
	2008	2007
Trade accounts receivable	$378,672	$344,058

Inventory	419,646	343,849

Trade accounts payable	187,764	152,301

Net operating working capital	$610,554	$535,606

Net operating working capital % to net sales	24.1%	23.5%

Invested Capital

	September 30,	December 31,
	2008	2007
Short-term debt	$52,931	$12,486
Long-term debt	87,525	117,329

Total debt	140,456	129,815
Equity	1,215,669	1,087,220

Total	$1,356,125	$1,217,035

Total debt/capitalization	10.4%	10.7%
Return on invested capital	23.4%	20.5%

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share data)

(Unaudited)
Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2008	2007
OPERATING ACTIVITIES:
Net income	$69,211	$49,978

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,553	13,263
Equity earnings of affiliates, net	(2,913)	(1,544)
Other non-cash items, net	(448)	414
Changes in operating assets and liabilities net of effects from acquisitions:
Decrease in accounts receivable	28,749	18,574
(Increase) decrease in inventories	(42,969)	30,077
Decrease in accounts payable	(9,120)	(27,861)
Net change in other current assets and liabilities	49,118	17,161
Net change in other long-term assets and liabilities	(10,123)	(3,407)

NET CASH PROVIDED BY OPERATING ACTIVITIES	96,058	96,655

INVESTING ACTIVITIES:
Capital expenditures	(22,381)	(16,137)
Acquisition of businesses, net of cash acquired	(3,757)	(1,688)
Proceeds from sale of property, plant and equipment	275	406

NET CASH USED BY INVESTING ACTIVITIES	(25,863)	(17,419)

FINANCING ACTIVITIES:
Net change in borrowings	(7,434)	(1,467)
Proceeds from exercise of stock options	1,685	2,527
Tax benefit from exercise of stock options	708	2,265
Purchase of shares for treasury	(5,088)	—
Cash dividends paid to shareholders	(10,691)	(9,446)

NET CASH USED BY FINANCING ACTIVITIES	(20,820)	(6,121)

Effect of exchange rate changes on cash and cash equivalents	(5,142)	2,124

INCREASE IN CASH AND CASH EQUIVALENTS	44,233	75,239
Cash and cash equivalents at beginning of period	268,357	147,981

Cash and cash equivalents at end of period	$312,590	$223,220

Cash dividends paid per share	$0.25	$0.22

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2008	2007
OPERATING ACTIVITIES:
Net income	$192,816	$153,227

Adjustments to reconcile net income to net cash provided by operating activities:
Rationalization charges	—	396
Depreciation and amortization	42,901	39,096
Equity earnings of affiliates, net	(5,830)	(5,531)
Other non-cash items, net	4,574	(10,276)
Changes in operating assets and liabilities net of effects from acquisitions:
Increase in accounts receivable	(32,954)	(35,185)
(Increase) decrease in inventories	(79,893)	17,841
Increase (decrease) in accounts payable	28,437	(13,332)
Net change in other current assets and liabilities	83,967	69,672
Net change in other long-term assets and liabilities	(17,275)	(11,801)

NET CASH PROVIDED BY OPERATING ACTIVITIES	216,743	204,107

INVESTING ACTIVITIES:
Capital expenditures	(53,479)	(45,777)
Acquisition of businesses, net of cash acquired	(28,021)	(6,102)
Proceeds from sale of property, plant and equipment	589	607

NET CASH USED BY INVESTING ACTIVITIES	(80,911)	(51,272)

FINANCING ACTIVITIES:
Net change in borrowings	6,644	(37,439)
Proceeds from exercise of stock options	7,120	7,589
Tax benefit from exercise of stock options	3,416	5,001
Purchase of shares for treasury	(23,121)	—
Cash dividends paid to shareholders	(32,071)	(28,271)

NET CASH USED BY FINANCING ACTIVITIES	(38,012)	(53,120)

Effect of exchange rate changes on cash and cash equivalents	(2,612)	3,293

INCREASE IN CASH AND CASH EQUIVALENTS	95,208	103,008
Cash and cash equivalents at beginning of period	217,382	120,212

Cash and cash equivalents at end of period	$312,590	$223,220

Cash dividends paid per share	$0.75	$0.66

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)
Segment Highlights

	North		Other
	America	Europe	Countries	Eliminations	Consolidated
Three months ended September 30, 2008
Net sales to unaffiliated customers	$370,474	$141,693	$120,725	$—	$632,892
Inter-segment sales	27,749	7,319	2,825	(37,893)	—

Total	$398,223	$149,012	$123,550	$(37,893)	$632,892

Income before interest and income taxes	$60,806	$19,651	$13,352	$(88)	$93,721
As a percent of total sales	15.3%	13.2%	10.8%		14.8%

Three months ended September 30, 2007
Net sales to unaffiliated customers	$346,723	$121,935	$96,166	$—	$564,824
Inter-segment sales	24,072	5,502	2,077	(31,651)	—

Total	$370,795	$127,437	$98,243	$(31,651)	$564,824

Income before interest and income taxes	$52,050	$15,812	$3,385	$(564)	$70,683
As a percent of total sales	14.0%	12.4%	3.4%		12.5%

	North		Other
	America	Europe	Countries	Eliminations	Consolidated
Nine months ended September 30, 2008
Net sales to unaffiliated customers	$1,142,322	$460,116	$350,507	$—	$1,952,945
Inter-segment sales	85,960	21,583	7,122	(114,665)	—

Total	$1,228,282	$481,699	$357,629	$(114,665)	$1,952,945

Income before interest and income taxes	$179,388	$58,380	$30,776	$752	$269,296
As a percent of total sales	14.6%	12.1%	8.6%		13.8%

Nine months ended September 30, 2007
Net sales to unaffiliated customers	$1,056,289	$375,935	$268,281	$—	$1,700,505
Inter-segment sales	73,744	16,686	10,373	(100,803)	—

Total	$1,130,033	$392,621	$278,654	$(100,803)	$1,700,505

Income before interest and income taxes	$156,283	$49,001	$17,120	$(1,871)	$220,533
As a percent of total sales	13.8%	12.5%	6.1%		13.0%